   As filed with the Securities and Exchange Commission on November 22, 2002
                                                     REGISTRATION NO. 333-100186
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                               PNM RESOURCES, INC.
           (Exact name of the registrant as specified in its charter)


             NEW MEXICO                          ALVARADO SQUARE                        85-0468296
  (State or other jurisdiction of         ALBUQUERQUE, NEW MEXICO 87158              (I.R.S. Employer
   incorporation or organization)                (505) 241-2700                   Identification Number)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   M.H. MAERKI
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               PNM RESOURCES, INC.
                                 ALVARADO SQUARE
                          ALBUQUERQUE, NEW MEXICO 87158
                                 (505) 241-2700
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)



            The commission is requested to mail signed copies of all
                     orders, notices and communications to:

                                   C. L. MOORE
                             KELEHER & MCLEOD, P.A.
                            414 Silver Avenue, S.W.
                          Albuquerque, New Mexico 87103

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                    PROPOSED MAXIMUM           PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE PER         AGGREGATE OFFERING
          REGISTERED             REGISTERED(1)          UNIT(2)                    PRICE(2)           AMOUNT OF REGISTRATION FEE(2)
-------------------------------- --------------- ------------------------ --------------------------  -----------------------------
  Common Stock, no par value       2,000,000             $19.55                  $39,100,000                      $3,597.20
                                     shares



(1) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to the remaining unsold securities previously registered pursuant to Public Service Company of New Mexico's Registration Statement on Form S-3, File Number 333-10993, filed on August 29, 1996, which was adopted by PNM Resources, Inc. in Post Effective Amendment Nos. 1 and 2 filed, respectively, on October 4, 2001 and December 31, 2001. As of November 22, 2002, there are 1,568,960 remaining unsold securities out of the original 2,000,000 shares registered under File Number 333-10993. An additional 2,000,000 shares of common stock issuable pursuant to the Registrant's Amended and Restated PNM Resources, Inc. PNM Direct Plan are being registered in this registration statement.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c) under the Securities Act, the "proposed maximum offering price per unit" and the "proposed maximum aggregate offering price" are based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on September 27, 2002. The filing fee was paid on September 30, 2002.


================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION DATED _______, 2002


PROSPECTUS
                               PNM RESOURCES, INC
                                 PNM DIRECT PLAN
                               [3,568,960] SHARES
                                  COMMON STOCK
                                 (NO PAR VALUE)


     This prospectus relates to up to an aggregate of [3,568,960] shares of common stock, no par value, of PNM Resources, Inc. that may be offered in connection with the Amended and Restated PNM Resources, Inc. PNM Direct Plan, or Plan. The Plan amends and restates the PNM Resources, Inc. PNM Direct Plan dated December 31, 2001, or the prior plan.


     The Plan provides investors with a convenient and economical way to purchase shares of our common stock, and to reinvest cash dividends in additional shares of our common stock. Below are some of the changes reflected in the amended Plan:

         o The maximum investment has changed from $60,000 annually to a monthly maximum investment of $10,000.

         o Investments of cash and cash dividends in our common stock will normally be made within 5 business days of receipt.

         o If you hold less than 100 shares you will be automatically enrolled in the full dividend reinvestment portion of the Plan.


         o Interested new investors and participants may enroll or make changes to their individual plan options on-line through Investor ServiceDirect at www.melloninvestor.com.

         o Employees of PNM Resources and its subsidiaries may continue to participate in the Plan via payroll deduction only until the implementation of the PNM Resources, Inc. Employee Stock Purchase Plan.


         o Under certain circumstances, PNM Resources may waive the maximum monthly investment limit of $10,000 in order to raise additional capital through the sale of newly issued shares under the Plan.


         o        The Plan Administrator is now Mellon Bank, N.A.


         Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan. You should carefully read this prospectus to find out more about the Plan. If you wish to continue your participation in the Plan, you do not need to do anything at this time. If you are currently a participant in the prior plan, and after reviewing this prospectus, you do not wish to continue participation in the Plan, you should contact the Plan Administrator. You may terminate your participation in the Plan at any time.

         The Plan does not represent a change in the dividend policy of PNM Resources. The payment of dividends is at the discretion of our board of directors and will depend on future earnings, our financial condition and other factors. Our board may change the amount and timing of dividends at any time and without notice.

         The common stock of PNM Resources is traded on the New York Stock Exchange under the ticker symbol PNM. The closing price of our common stock on
        , 2002 was $      . Our principal executive offices are located at
Alvarado Square, Albuquerque, NM 87158. The telephone number is (505)241-2700.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2002.

                                    CONTENTS



WHERE YOU CAN FIND MORE INFORMATION......................................................................1

PNM RESOURCES, INC.......................................................................................3

SUMMARY OF THE PLAN......................................................................................4

TERMS AND CONDITIONS OF THE PLAN.........................................................................7

OTHER PROVISIONS........................................................................................12

USE OF PROCEEDS.........................................................................................16

PLAN OF DISTRIBUTION....................................................................................16

TRANSFER AGENT AND REGISTRAR............................................................................17

EXPERTS.................................................................................................17

LEGAL OPINION...........................................................................................18

APPENDIX A..............................................................................................19

APPENDIX B..............................................................................................20

                       WHERE YOU CAN FIND MORE INFORMATION

         PNM Resources files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, or NYSE, 20 Broad Street, New York, New York 10005.

         In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Securities Act"). As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede such information. Any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), until the Plan is terminated will comprise the incorporated documents. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC.


                   SEC FILINGS (FILE NO. 333-32170)                     PERIOD/DATE
                   --------------------------------                     -----------
o        Annual Report on Form 10-K................................     Year ended December 31, 2001 and filed with
                                                                        the SEC on March 26, 2002

o        Current Reports on Form 8-K...............................     Filed January 15, 2002, January 23, 2002,
                                                                        January 24, 2002, February 21, 2002, February
                                                                        27, 2002, March 14, 2002, March 19, 2002,
                                                                        April 5, 2002, April 9, 2002, April 19, 2002,
                                                                        April 24, 2002, May 10, 2002, May 23, 2002,
                                                                        June 10, 2002 (two), June 18, 2002, July 10,
                                                                        2002, July 12, 2002, July 17, 2002, July 18,
                                                                        2002, July 23, 2002, July 24, 2002, August
                                                                        14, 2002, August 19, 2002, August 23, 2002,
                                                                        September 13, 2002, September 18, 2002,
                                                                        September 26, 2002, September 27, 2002,
                                                                        October 4, 2002, October 11, 2002, October
                                                                        15, 2002, October 22, 2002, October 30, 2002,
                                                                        November 14, 2002 and _______.

o        Definitive Proxy Statement on Schedule 14A................     Filed April 10, 2002, in connection with
                                                                        our 2002 annual meeting of shareholders

o        Quarterly Reports on Form 10-Q............................     Quarter ended March 31, 2002 and filed
                                                                        with the SEC on May 15, 2002

                                                                        Quarter ended June 30, 2002 and filed
                                                                        with the SEC on August 14, 2002

                                                                        Quarter ended September 30, 2002 and
                                                                        filed with the SEC on November 12, 2002

o        Description of Capital Stock..............................     The description of PNM Resources' common
                                                                        stock, no par value, contained in PNM
                                                                        Resources' Current Report on Form 8-K filed
                                                                        December 31, 2001, and any amendment or
                                                                        reports filed for the purpose of updating
                                                                        such description


         You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                 PNM Resources, Inc., Investor Relations
                 Alvarado Square
                 Albuquerque, New Mexico  87158
                 Internet address:  www.pnm.com
                 (505) 241-2477

                               PNM RESOURCES, INC.


         PNM Resources, Inc. is a holding company of energy and energy-related companies incorporated in the State of New Mexico. We conduct all of our operations through our subsidiaries.

         Our principal subsidiary is Public Service Company of New Mexico, or PNM. A combined electric and gas utility, PNM generates, transmits and sells electricity and provides natural gas distribution service to residential, business and industrial customers in New Mexico. PNM also sells electric power on the wholesale market in the Western U.S.

         We are exempt from registration as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. Our executive office is located at Alvarado Square, Albuquerque, New Mexico 87158, and our telephone number is (505) 241-2700.

                               SUMMARY OF THE PLAN

         The following summary of the Plan may omit certain information that may be important to you. If you wish to receive a copy of the actual text of the Plan as filed with the Securities and Exchange Commission, please contact: PNM Resources, Inc., Investor Relations, Alvarado Square, Albuquerque, New Mexico 87158, telephone (505) 241-2477.

PURPOSE

         The purpose of the Plan is to provide new and existing shareholders with a convenient and economical method of investing cash and cash dividends in shares of our common stock. Since new shares of our common stock, or shares held in our treasury, may be purchased directly from us, we may receive additional funds for general corporate purposes.


         Nothing in this prospectus or other Plan information represents a recommendation by PNM Resources or anyone else that any person buy or sell PNM Resources common stock. We urge you to read this prospectus thoroughly before you make your own independent decision regarding whether or not to invest in PNM Resources common stock through this Plan.


         The value of shares of PNM Resources common stock may increase or decrease from time to time. A Plan participant, like the owner of directly held shares, bears all risk of loss that may result from market fluctuations in the price of our common stock. Unlike an individual stock brokerage account, however, a Plan participant does not have control or authority to direct the price or time at which common stock held under the Plan for the Participant is purchased or sold. We cannot guarantee that shares purchased under the Plan will, at any particular time, be worth more than their purchase price. The Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other entity does not insure Plan accounts.

PARTICIPATION--HOW TO JOIN

FIRST TIME INVESTORS:


         After you have read this prospectus, you may complete the Enrollment Form included or, you may enroll on-line through Investor ServiceDirect at www.melloninvestor.com. Click the "Stock Purchase Plans" button, at the "easy search" screen select the ticker symbol button and enter PNM, then follow the instructions for authorizing your initial investment and indicate whether you want to participate in the full or partial dividend reinvestment portion of the Plan.


         If you purchase or currently own less than 100 shares, you will automatically be enrolled in the dividend reinvestment portion of the Plan, unless you request to receive cash dividends. All investments must be made in U.S. dollars and drawn on a U.S. bank.

         You may make your initial investment by:

         1. authorizing an electronic debit of at least $50 but not more than $10,000 from your U.S. bank account. This alternative is available to on-line investors only; or

         2. mailing a check for at least $50 but not more than $10,000 drawn on a U.S. bank account to the Plan administrator along with your Enrollment Form.

         Follow the instructions on the on-line Enrollment Wizard to indicate your selection and, if paying by check, print out the instruction sheet and submit the sheet as indicated with your check, together with your Enrollment Form. You can then make an election to have your dividends reinvested and/or make optional cash investments as described more fully below.


         The Plan Administrator may confirm certain transactions affecting the amount of shares in your Plan account and produce Plan statements in paper form from time to time and will mail these to you at the address you give when you enroll in the Plan.


CURRENT SHAREHOLDERS:


         Our shareholders whose common stock is registered with us are automatically eligible to participate in the dividend reinvestment portion of the Plan, and may make optional cash investments and sell shares through the Plan. If you are a shareholder of record holding less than 100 shares, you will automatically be enrolled in the full dividend reinvestment portion of the Plan and your quarterly PNM Resources dividend will be applied to purchasing additional shares of stock. If you own fewer than 100 shares but would prefer to have your dividend paid to you in cash, you must contact the Plan Administrator and request a cash payment. As a shareholder participating in the Plan with less than 100 shares, you will have access to your account on-line through Investor ServiceDirect at www.melloninvestor.com and by telephone at 1-877-663-7775 and you will receive annual account statements, but you may no longer elect the partial dividend reinvestment option.

         If you are a shareholder of record owning 100 shares or more you may elect to reinvest all or part of your dividends pursuant to the Plan. As a shareholder participating in the Plan with more than 100 shares, you will have access to your account on-line through Investor ServiceDirect at www.melloninvestor.com and by telephone at 1-877-663-7775 and you will receive quarterly account statements.


         Dividend payments not reinvested will be paid to you in the usual manner.

FOR CURRENT SHAREHOLDERS AND NEW INVESTORS:


         You may sign up for automatic monthly investments, change your investment amount or make additional investments at any time by accessing your account on-line through Investor ServiceDirect at www.melloninvestor.com and using the account management feature or by telephone at 1-877-663-7775.


         You may establish additional investment accounts for children or dependents by following the instructions on the on-line Enrollment Wizard applicable to custodial or trust accounts.

HOW THE OPTIONAL CASH INVESTMENTS WORK


         In addition to having your dividend payments reinvested in our common stock, you may buy additional shares by investing a "minimum" of $50 at any one time not to exceed the "maximum" of $10,000 per month. You may submit your optional cash investments by check, money order or by authorizing electronic transfers. Do not send cash. You can make individual automatic deductions from your bank account through Investor ServiceDirect by accessing your account on-line through the Plan Administrator's website www.melloninvestor.com. Upon receipt of the funds, the Plan Administrator will normally invest initial and optional cash investments at least once every five (5) business days.

         Optional cash investments of more than $10,000 per month by any current participant and any initial cash investment by a new investor in excess of $10,000 may only be made pursuant to a request for waiver that has been granted by us as described in more detail on page 13 of this prospectus. Investors may make a one-time initial or optional cash investment or invest regularly over a period of time.


YOUR FUNDS WILL BE FULLY INVESTED

         Funds invested pursuant to the Plan are fully invested in whole and fractional shares (computed to four decimal places) of our common stock either through the purchase of shares directly from us or the purchase of shares in the open market (or through a combination of these methods). We pay dividends on both whole shares and fractions of shares.

SHARE SAFEKEEPING

         For your convenience, shares purchased through the Plan will be maintained by the Plan Administrator in non-certificated (book-entry) form. Additionally, the Plan offers a "safekeeping" service whereby you may deposit, free of any service charges, certificates representing your shares of common stock and have your ownership of such common stock maintained on the Plan Administrator's records as part of your account. This feature protects against loss, theft or destruction of stock certificates. A share certificate will be delivered to you free of charge, upon request.

YOU MAY SELL, WITHDRAW OR TRANSFER YOUR SHARES AT ANY TIME


         You may sell or withdraw shares of our common stock credited to your account, including those shares deposited into the Plan for safekeeping, through the Plan. Currently there is a $15.00 processing fee, plus a trading fee of $0.06 per share, for sale transactions and liquidations. A statement will be mailed to you for each month in which a transaction takes place. Additionally, you may transfer or make gifts to others of our common stock by contacting the Plan Administrator. There is no fee for this service.


PLAN ADMINISTRATOR


         Mellon Bank N.A. will administer the Plan and act as agent for the participants. Mellon Bank N.A. has designated its affiliates, Mellon Investor Services and FutureShare Financial LLC, and other agents to perform certain services for the Plan.

         You may contact the Plan Administrator as directed below:



                  Call Mellon Investor Services                                 1-877-663-7775
                  On-line over the Internet at:                                 www.melloninvestor.com


         You may write the Plan Administrator at the following address:


                  Mellon Investor Services
                  P.O. Box 3338
                  South Hackensack, NJ 07606-1938


         Please include your daytime telephone number, your social security or tax I.D. number and a reference to PNM Resources, Inc. on all correspondence.

                        TERMS AND CONDITIONS OF THE PLAN

AM I ELIGIBLE TO PARTICIPATE IN THE PLAN?

         You are eligible to participate in the Plan if you meet the requirements outlined below.


         o IF YOU DO NOT CURRENTLY OWN OUR STOCK. If you do not currently own any of our stock you may join the Plan, after receiving a copy of this prospectus, by making an initial investment of at least $50, but not more than $10,000. All U.S. citizens, U.S. residents and non-U.S. residents are eligible to participate in the Plan, whether they are current shareholders or not. In all cases, however, investments must be made in U.S. currency drawn on a U.S. bank. Prior to investing in our common stock, each participant is responsible for reviewing the applicable laws of his or her country of residence to determine if there are any restrictions on investment.

                  You can get started in the Plan by enrolling on-line through Investor ServiceDirect at www.melloninvestor.com (see Participation - How to Join) or by returning a completed Enrollment Form to the Plan Administrator, along with your check or money order payable to Mellon Bank N.A. Do not send cash. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two (2) weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.


         o IF YOU CURRENTLY OWN OUR STOCK. If you already own less than 100 shares of our stock and the shares are registered in your name, you are automatically enrolled in the full dividend reinvestment portion of the Plan. If you already own 100 shares or more of our stock and the shares are registered in your name, you may join the dividend reinvestment portion and/or the optional purchase portion of the Plan by enrolling on-line (see Participation - How to Join) or by returning a completed Enrollment Form to the Plan Administrator.

                  If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank or trustee to register some or all of your shares of our common stock directly in your name.


         o IF YOU ARE ALREADY ENROLLED. If you are currently enrolled in the prior plan, which is superseded by the Plan, and do not want to change your participation, no further action is required for your continued participation. However, if you wish to change your participation in any way (e.g., from partial to full reinvestment), you must submit a new Enrollment Form or access the account management feature on-line through Investor ServiceDirect at www.melloninvestor.com or by telephone at 1-877-663-7775. If you own less than 100 shares of our stock, you will no longer be able to elect partial reinvestment of cash dividends.


WHAT ARE MY INVESTMENT OPTIONS?


         Once enrolled in the Plan, you may purchase additional shares of common stock through reinvestment of your dividends and/or by cash investments as described below:

         o DIVIDEND REINVESTMENT. If you are a shareholder of record and you own less than 100 shares, you will automatically be enrolled in the Plan and will have your dividends reinvested in additional shares (unless you contact the Plan Administrator as directed on page

                  6 of this prospectus to request cash dividends). In addition, you will receive an annual statement and will have electronic access to your account on-line through Investor ServiceDirect at www.melloninvestor.com or by telephone at 1-877-663-7775. If you are a shareholder of record owning 100 shares or more, you may choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of our common stock. In addition, you will receive a quarterly account statement and have electronic access to your account on-line through Investor ServiceDirect at www.melloninvestor.com or by telephone at 1-877-663-7775.


                  You may change your dividend reinvestment election at any time by notifying the Plan Administrator. For a particular dividend to be reinvested, your notification must be received before the record date for that dividend. (The record date is approximately 14 days before the dividend payment date.)

                  You may, of course, choose not to reinvest any of your dividends, in which case the Plan Administrator will remit any dividends to you by check or automatic deposit to a bank account you designate.

                  If you elect to reinvest your dividends, you must choose one of the following:

                          o FULL DIVIDEND REINVESTMENT. This means you will purchase additional shares through the Plan by investing all your cash dividends.

                          o PARTIAL DIVIDEND REINVESTMENT. If you own 100 shares or more and choose to reinvest less than all your dividends, you may receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

         o OPTIONAL CASH INVESTMENTS. You may purchase additional shares of our common stock by using the Plan's optional cash investment feature. You must invest at least $50 at any one time but not more than $10,000 per month. Upon receipt of your funds, the Plan Administrator will invest initial and additional cash investments as promptly as practicable, normally at least once every 5 business days.

                  Shares will be posted to your account in whole and fractional shares immediately upon settlement, usually within 3 business days. You will receive a confirmation of your transaction by paper statement at the postal address you give us when you enroll in the plan.


                  In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest your funds within 35 days, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.


                  For automatic monthly purchases, the amounts you have authorized will be withdrawn from your banking account on the 24th day of each month, or the next succeeding business day if the 24th falls on a weekend or holiday. The funds will be credited to your account and invested within 5 business days of receipt by the Plan Administrator.

                  The Plan Administrator will use your investment to purchase as many full and fractional shares as possible. Fractional share amounts will be computed to four decimal places.

              You may make optional cash investments by sending a check or money order (not cash) to the Plan Administrator payable to Mellon Bank N.A., or by authorizing individual electronic transfers from your bank account by accessing your account on-line through Investor ServiceDirect at www.melloninvestor.com. To facilitate processing of your investment when you send a check or money order, please use the transaction stub attached to your Plan statement. Mail your investment and transaction stub to the address specified on the statement. A $35 fee will be assessed for a check or electronic debit that is returned for insufficient funds. Please see the fee schedule attached as Appendix A.





HOW ARE MY SHARES TYPICALLY PURCHASED AND HOW IS THE PURCHASE PRICE FOR THE SHARES DETERMINED?

         Shares of our common stock purchased under the Plan will, at our election, be newly issued shares purchased directly from us, treasury shares purchased directly from us, shares purchased by a broker, or a combination thereof. If shares are purchased under the Plan directly from us and by the Plan Administrator through its broker, each participant's Plan account will be credited with its pro rata portion of the number of shares purchased directly from us and by the broker. We have full discretion as to whether the common stock purchased under the Plan will be purchased on the open market or purchased directly from us, based on our need for capital.


         o COMMON STOCK PURCHASED IN THE OPEN MARKET. The investment price of our common stock purchased in the open market with reinvested dividends, with initial cash investments or with optional cash investments will be the weighted average price, including applicable brokerage trading fees, incurred in connection with the purchase of such shares for the relevant investment date. No interest will be paid on funds held by the Plan Administrator pending investment. The Plan Administrator will normally invest cash dividends within 5 business days of the dividend payment date and will normally invest initial and optional cash investments at least once every 5 business days. The brokerage trading fee is currently 6 cents per share. We will pay this fee for shares purchased with reinvested dividends and so the weighed average price for such shares will not include this trading fee. See Appendix A.


         o COMMON STOCK PURCHASED DIRECTLY FROM US. The price of our common stock purchased directly from us with reinvested dividends, initial cash investments or optional cash investments will be the average of the high and low sale prices of shares of our common stock reported on the NYSE on the dividend payment date, initial cash investment date or optional cash investment date, as the case may be. No interest will be paid on funds held by the Plan Administrator pending investment. The Plan Administrator will normally invest initial and optional cash investments at least once every 5 business days.

         Your account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the amount invested with respect to your Plan account, divided by the price per share of such shares for all purchases for all Plan participants during the applicable period.

YOU DO NOT HAVE CONTROL OR AUTHORITY TO DIRECT THE PRICE OR TIME AT WHICH COMMON STOCK IS PURCHASED OR SOLD FOR PLAN ACCOUNTS. THEREFORE, YOU BEAR MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF COMMON STOCK AS THE PRICE OF COMMON STOCK MAY GO UP OR DOWN BEFORE A PURCHASE OR SALE IS MADE FOR YOUR ACCOUNT.

         Unless you request one, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares purchased for your account under the Plan will be shown on your statement of account in book-entry form.

         Certificates for any number of whole shares credited to your account under the Plan will be issued upon your request. Any remaining full shares and fractions of a share will continue to be credited to your account. Certificates for fractions of shares will not be issued.




HOW DO I SELL MY SHARES OUT OF THE PLAN?


         You may sell any number of shares held in book-entry form by notifying the Plan Administrator by phone at 1-877-663-7775, by accessing your account on-line through Investor ServiceDirect at www.melloninvestor.com, or in writing. Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold by the close of the trading day for requests received by the Plan Administrator by 1:00 p.m. eastern time. The sale price will be the weighted average price of all shares sold for Plan participants during the period. Please note that the Plan Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The Plan Administrator will mail a check to you (less applicable sales fees) on the settlement date, which is 3 business days after your shares have been sold. Please allow an additional 5 to 7 business days from the settlement date for the post office to deliver your check.


         Currently, there is a $15.00 processing fee, plus a trading fee of $0.06 per share, for sale transactions and liquidations.

         Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for your shares from the Plan Administrator prior to such sale.

WHAT IS SAFEKEEPING?

         Shares of our common stock that you buy under the Plan will be maintained in your Plan account for safekeeping. You will receive a periodic Plan statement detailing the status of your holdings. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.


         If you own additional shares of our common stock in certificated form, you may deposit your certificates into your Plan account, free of charge. To use this service, send your certificates to Mellon Investor Services by registered mail with written instructions to deposit them into your Plan account for safekeeping. The Plan Administrator will provide loss insurance coverage for your certificates with a value not exceeding $100,000 in any one shipping package that is mailed to its address at 85 Challenger Road, Ridgefield Park, New Jersey 07660 by USPS registered mail or by any of the following overnight couriers: Airborne, DHL, Emery, ExpressMail, FedEx, Purolator, TNT and UPS. Do not endorse the certificates or complete the assignment section.


Note: Mail loss insurance covers only the replacement of shares of stock and in no way protects against any loss resulting from fluctuations in the value of such shares.

MAY I GIFT MY SHARES OUT OF THE PLAN?

         You may gift or transfer your shares to any recipient you choose by:

         o making an initial $50 cash investment to establish an account in the recipient's name or

         o        transferring shares from your account to the recipient.


         You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. The Plan Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option. If you participate in the dividend reinvestment portion of the Plan and your request to either transfer all your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend date (the day after the last day during the quarter on which stock can be transferred with the new owner receiving that quarter's dividend payout), and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends.


         You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power.

         If you need additional assistance, please contact the Plan
Administrator.

HOW DO I GET MY STOCK CERTIFICATES?

         You may withdraw all or some of the shares from your Plan account by notifying the Plan Administrator. Certificates will be issued for whole shares only. If your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you.

         Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than that on your Plan account registration form, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

WHAT ARE THE FEES RELATING TO PARTICIPATION IN THE PLAN?

         The current fees are described in Appendix A. The Plan Administrator will deduct the applicable fees from the investment amount or proceeds from a sale.

HOW IS MY INVESTMENT TRACKED?


         If you participate in the dividend reinvestment portion of the Plan and you hold more than 100 shares, the Plan Administrator will mail you a quarterly Plan statement showing all transactions (shares, amounts invested, purchase prices) for your account, including year-to-date and other account information. If you own less than 100 shares, you will receive an annual statement.


         Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

         Please retain your Plan statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

         You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

HOW DO I TERMINATE PARTICIPATION IN THE DIVIDEND REINVESTMENT PORTION OF THE
PLAN?

         You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator. The Plan Administrator must receive such notice before the close of business on the record date for any dividend payment in order to terminate your dividend reinvestment participation prior to such dividend payment date. The Plan Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares or have the Plan Administrator electronically transfer your shares to your brokerage account.


         After you terminate your participation in the dividend reinvestment portion of the Plan, you may rejoin at any time by re-enrolling with the Plan Administrator. However, the Plan Administrator has the right to reject such enrollment if you repeatedly join and withdraw from the Plan, or for any other reason. The Plan Administrator's exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.


WHAT ARE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

         Your reinvested dividends will be treated for federal income tax purposes in the same manner they would have been treated had you received such dividends in cash on the applicable dividend payment date. Your tax basis in the shares purchased will be equal to the amount of the cash dividends and optional cash investments applied to the purchases of such shares. Your holding period for the shares acquired pursuant to the Plan will begin on the day after the date the shares are purchased. You may recognize gain or loss when your shares (including fractional shares) are sold or otherwise disposed of in a taxable exchange, whether by the Administrator on your behalf or by you upon withdrawal of your shares from the Plan. The amount of such gain or loss will be the difference between the amount you receive for the shares and your tax basis in such shares. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM YOUR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER DISPOSITION OF SHARES ACQUIRED UNDER THE PLAN, INCLUDING THE EFFECT OF ANY APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

                                OTHER PROVISIONS

HOW DO I VIEW THE STATUS OF MY ACCOUNT?


         You can view the status of your account at any time by logging onto Investor ServiceDirect at www.melloninvestor.com or by telephoning 1-877-663-7775 and entering your Social Security Number and the PIN number that you establish the first time you access your account.


HOW DO I CHANGE OR STOP THE AUTOMATIC INVESTMENT FEATURE?


         Simply access your account through Investor ServiceDirect on www.melloninvestor.com or by telephoning 1-877-663-7775, choose the "Purchase/Sell" menu and indicate your change in the "Periodic

Purchase" selection. Your request must be received at least three business days before the 24th day of the month.

PLAN MODIFICATION OR TERMINATION

         We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. We, together with the Plan Administrator, also reserve the right to change any administrative procedures of the Plan.

SUSPENSION OR TERMINATION

         We reserve the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to keep your shares safe but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon request.

LIMITATION OF LIABILITY

         The Plan provides that neither we nor the Plan Administrator in administering the Plan nor any independent agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. This includes, without limitation, any claims of liability:

         o for failure to terminate your account upon your death or adjudicated incompetence prior to receiving written notice of such death or adjudicated incompetence; or

         o relating to purchase or sale prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

         o for any loss or fluctuation in the market value after purchase or sale of such shares. The foregoing does not represent a waiver of any rights you may have under applicable securities laws.


HOW DO I MAKE AN INITIAL OR OPTIONAL CASH INVESTMENT OVER THE MAXIMUM MONTHLY AMOUNT?

         If you wish to make an initial or optional cash investment in excess of $10,000 per month and be eligible for a potential discount from the market price, you must obtain our prior written approval. To obtain our approval, you must submit a request for waiver. To make this request, you should obtain a "Request For Waiver" form by contacting Mellon's Waiver Department at 1-917-320-6300. Completed Request For Waiver forms should be sent to Mellon's Waiver Department via facsimile at 1-917-320-6312 no later than 3 business days prior to the pricing period start date set forth in Appendix B for the applicable pricing period.

         If we approve your request, you must then send the authorized amount to the Plan Administrator in the form of a certified check, money order or electronic funds transfer drawn on a U.S. bank. The Plan Administrator must receive your investment no later than the close of business on the last day before the applicable pricing period start date. These dates are listed in Appendix B of this prospectus. Any funds received by the Plan Administrator after the applicable date will be returned to the investor.

         We also may make the foregoing information available on the Investing-Shareholder Services segment of our website at www.pnm.com or on another website we or Mellon may establish for this purpose from time to time.

         We have the sole discretion whether to approve any request to make an initial or optional cash investment in excess of the $10,000 monthly maximum. We may grant those requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider the following material factors:

         o whether, at the time of such request, the Plan Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

         o        our need for additional funds;

         o our desire to obtain additional funds through the sale of common stock as compared to other sources of funds;

         o the purchase price likely to apply to any sale of common stock;

         o        the extent and nature of your prior participation in the Plan;

         o        the number of shares of common stock you hold of record; and

         o the total amount of initial or optional cash investments in excess of $10,000 per month for which waiver requests have been submitted.

         We will probably not grant waiver requests when the Plan Administrator is acquiring shares in the open market or through privately negotiated transactions.

         If you do not receive a response from us within 3 business days of submitting your waiver request, you should assume that we have denied your request.

         If requests for a waiver are submitted for any pricing period for an aggregate amount in excess of the amount we are then willing to accept, we may honor these requests in order of receipt, or by any other method that we determine, in our sole discretion, to be appropriate. In making this determination we may consider the make-up of our shareholder base and existing ownership levels.

         We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever including elimination of practices that are inconsistent with the purposes of the Plan.

ONCE A WAIVER REQUEST FOR A CASH INVESTMENT OVER $10,000 HAS BEEN GRANTED, HOW ARE SHARES PRICED AND PURCHASED?

         Shares purchased pursuant to a granted waiver request will be purchased directly from us. Initial and optional cash investments made pursuant to a request for waiver will be applied to the purchase of shares of common stock as soon as practicable on or after the "waiver investment date" set forth in Appendix B. Initial and optional cash investments made pursuant to a request for waiver will be acquired at a price equal to the average of the daily high and low sales prices computed up to 4 decimal places, if necessary, of our common stock as reported on the New York Stock Exchange for the 10 trading days immediately preceding the applicable waiver investment date. A "trading day" is any day on which our stock is reported as bought or sold over the NYSE. The last 10 trading days before each of the waiver investment dates listed in Appendix B are in the "pricing period" for that investment date. All funds properly received by the Plan Administrator up to the close of business on the last business day before the pricing period begins will be invested by the Plan Administrator in shares of PNM Resources common stock as soon as practicable on or after the waiver investment date.

    Example of Timing of Optional Cash Investment Over Maximum Monthly Amount
                Assuming Waiver Investment Date of March 13, 2003



Filing a Request for   Funds must be                                   Waiver Investment     Investment by
Waiver                 Received by             Pricing Period*         Date                  Administrator
--------------------   -------------           ---------------         -----------------     --------------
No later than                                  February 27 to                                As soon as practicable
February 24, 2003      February 26. 2003       March 12, 2003*               MARCH 13        after March 13, 2003




* The purchase price will be the average of the daily high and low sales price for the 10 trading days during the pricing period (assuming that we do not set a threshold price for the pricing period or offer a discount from the purchase price as discussed further below).

         For purposes of determining the price per share for investments made pursuant to a request for waiver, we may set a minimum purchase price per share or threshold price, for any pricing period. This threshold price is a minimum price that would be used under an alternative method for setting the per share purchase price that is described in the next paragraph. We will determine whether to set a threshold price, and, if so, its amount, at least 3 business days before the first day of the pricing period. We will notify the Plan Administrator of the threshold price, if any. In deciding whether to set a threshold price, we will consider current market conditions, the level of participation in the Plan and our current and projected capital needs. Participants may ascertain whether a threshold price has been set or waived for any given pricing period by calling Mellon's Waiver Department at 1-917-320-6300 or such other number as we may establish from time to time.

         We will fix the threshold price for a pricing period as a dollar amount that the average of the high and low sales prices as reported by the NYSE for each trading day of that pricing period (not adjusted for discounts, if any) must equal or exceed. We will exclude from the pricing period and from the determination of the purchase price any trading day within the pricing period that does not meet the threshold price. Thus, for example, if the threshold price is not met for 2 of the 10 trading days in a pricing period, then we will base the purchase price upon the remaining 8 trading days in which the threshold price was met.

         In addition, we will return a pro rata portion of each cash investment made pursuant to an approved request for waiver for each trading day of a pricing period for which the threshold price is not met as soon as reasonably practical after the pricing period, without interest. The returned amount will equal one-tenth (1/10th) of the total amount of that cash investment (not just the amount exceeding $10,000) for each trading day that the threshold price is not met. Thus, for example, if the threshold price is not met for two (2) of the ten (10) trading days in a pricing period, then we will return two-tenths (2/10th or 20%) of the initial or optional cash investment to you without interest after conclusion of the pricing period. This does not constitute a discount to the purchase price; however, it does reduce the total number of shares that you may purchase with respect to an investment date.

         The establishment of the threshold price and the possible return of a portion of the payment applies only to initial or optional cash investments exceeding $10,000 per month made pursuant to a granted request for waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any other pricing period. We may waive our right to set a threshold price for any particular pricing period. Neither we nor the Plan Administrator are required to give you notice of the threshold price for any pricing period. We may alter or amend at our sole discretion these pricing periods at any time and from time to time, prior to the commencement of any pricing period and prior to the granting of any waiver with respect to such period.

         At our sole discretion, we may offer participants making a cash investment in excess of $10,000 a discount of up to 3% from the regular purchase price on any particular investment date. The maximum discount rate, if any, on initial or optional cash investments in excess of $10,000 per month may be obtained at least 3 business days before the first day of the applicable pricing period, as provided on Appendix B to this prospectus, by calling Mellon's Waiver Department at 1-917-320-6300.

         Setting a discount from the purchase price for initial and optional cash investments in excess of $10,000 per month for a particular pricing period will not affect the setting of a discount for any other pricing period. We may increase, decrease, or waive our right to set a discount from the purchase price for any particular pricing period. Neither we nor the Plan Administrator is required to give you notice of the discount for any pricing period. When setting the discount, if any, we will consider our capital needs, whether we want to issue equity to meet our capital needs and how quickly we desire to close the investment. For example, to the extent we desire to issue equity in a particular pricing period to meet our capital needs, we are more likely to establish a discount to encourage participants to make cash investments.


                                 USE OF PROCEEDS

         We expect to use the net proceeds received from the issuance and sale of common stock offered hereby for general corporate purposes, including capital expenditures.

                              PLAN OF DISTRIBUTION


         Subject to the discussion below, we will distribute newly issued shares of our common stock sold under the Plan. FutureShare, a registered broker/dealer, will assist in the identification of investors and other related services, but will not be acting as an underwriter with respect to shares of our common stock sold under the Plan. There are no brokerage commissions or service charges allocated to participants in the Plan in connection with their purchases of such newly issued shares of common stock.

         In connection with the administration of the Plan, we may be requested to approve investments made pursuant to waiver requests by or on behalf of participants or other investors who may be engaged in the securities business.

         Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.


         From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to waiver requests under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.


         We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the Plan, except that a trading fee (currently $.06 per share) is included in the share price for open market purchases. Upon withdrawal by a participant from the Plan by the sale of shares of our common stock held under the Plan, the participant will receive the proceeds of that sale less a transaction and trading fee and any required tax withholdings or transfer taxes.


         You will not incur fees, commissions or expenses in connection with purchases made under the Plan, other than the current trading fee included in the open market share price of $.06 per share. This trading fee will not be charged to you for shares purchased with reinvested dividends. If you direct the Plan Administrator to sell shares of common stock credited to your account, however, the Administrator will deduct from the sales proceeds; (1) any applicable service fee (currently $15.00 per sale transaction) plus (2) the applicable trading fee (currently $.06 per share). The current fees are set forth in Appendix A.


                          TRANSFER AGENT AND REGISTRAR


         Our Transfer Agent and Registrar is Mellon Investor Services, 85 Challenger Road, Ridgefield Park, New Jersey 07660.


                                     EXPERTS

      The consolidated financial statements and financial schedules incorporated by reference in this prospectus and elsewhere in this registration statement of which this prospectus is a part by reference to PNM Resources and PNM's Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance in the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

      There may be risks and your recovery may be limited as a result of our prior use of Arthur Andersen LLP as our independent public accounting firm. On March 31, 2002, Arthur Andersen LLP, our independent public accounting firm for the years ended December 31, 1993 through 2001, was indicted on federal obstruction of justice charges arising from the U.S. government's investigation of Enron. On June 7, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and hired Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2002.

Because our former audit partner has left Arthur Andersen LLP, after reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP to the incorporation into this registration statement of their report with respect to the consolidated financial statements which appeared in our Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits us to dispense with the requirements under Section 7 of the Securities Act to file such consent with this registration statement. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to
us) may be limited as a practical matter due to recent events involving Arthur Andersen LLP.


      With respect to the unaudited interim financial information for the three and six-month periods ended June 30, 2002 and the three and nine-month periods ended September 30, 2002 which are incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in PNM Resources' Quarterly Report on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.


                                  LEGAL OPINION

          Certain legal matters in connection with the common stock offered hereby have been passed upon for PNM Resources by Keleher & McLeod, P.A., Albuquerque, New Mexico.

                                   APPENDIX A

                                  FEE SCHEDULE



ENROLLMENT FEE FOR NEW INVESTORS.....................       NO CHARGE

INITIAL PURCHASE OF SHARES...........................       TRADING FEE INCLUDED IN SHARE PRICE (CURRENTLY $0.06
                                                            PER SHARE), APPLICABLE WHEN SHARES ARE ACQUIRED BY THE
                                                            PLAN ADMINISTRATOR THROUGH ITS BROKER

REINVESTMENT OF DIVIDENDS............................       NO CHARGE.  WE WILL PAY THE APPLICABLE TRADING FEE
                                                            WHEN SHARES ARE ACQUIRED BY THE PLAN ADMINISTRATOR
                                                            THROUGH ITS BROKER

OPTIONAL CASH INVESTMENTS............................       TRADING FEE INCLUDED IN SHARE PRICE (CURRENTLY $0.06
                                                            PER SHARE), APPLICABLE WHEN SHARES ARE ACQUIRED BY THE
                                                            PLAN ADMINISTRATOR THROUGH ITS BROKER

SALE OF SHARES (PARTIAL OR FULL):
     TRANSACTION FEE.................................       $15 PER SALE TRANSACTION OR LIQUIDATION
     TRADING FEE.....................................       CURRENTLY $0.06 PER SHARE

GIFT OR TRANSFER OF SHARES...........................       NO CHARGE

SAFEKEEPING OF STOCK CERTIFICATES....................       NO CHARGE

CERTIFICATE ISSUANCE.................................       NO CHARGE

RETURNED CHECKS OR REJECTED AUTOMATIC DEBIT..........       $35 PER CHECK OR TRANSACTION

DUPLICATE STATEMENTS:
     CURRENT YEAR....................................       NO CHARGE
     PRIOR YEAR(S)...................................       $20 FLAT FEE PER REQUEST PER EACH PRIOR YEAR



PLAN FEES ARE AT THE DISCRETION OF PNM RESOURCES, INC. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS FEES ARE SUBJECT TO CHANGE. FOR MORE INFORMATION, PLEASE CONTACT THE PLAN ADMINISTRATOR AT 1-877-663-7775.

                                   APPENDIX B

          "REQUEST FOR WAIVER" INITIAL OR OPTIONAL CASH INVESTMENTS OF
                           MORE THAN $10,000 PER MONTH

                        Threshold Price and             Optional Cash
                      Waiver Discount, if any,       Investments Must be        Pricing Period            Waiver
       Year                will be set by                received by              Start Date          Investment Date
       ----           ------------------------       -------------------        --------------       -----------------
       2003                   January 13                   January 15               January 16         January 31
                              February 3                   February 5               February 6         February 21
                              February 24                  February 26             February 27          March 13
                               March 14                     March 18                 March 19            April 2
                                April 3                      April 7                 April 8            April 23
                               April 24                     April 28                 April 29            May 13
                                May 14                       May 16                   May 19             June 3
                                June 4                       June 6                   June 9             June 23
                                June 24                      June 26                 June 27             July 14
                                July 15                      July 17                 July 18            August 1
                               August 4                     August 6                 August 7           August 21
                               August 22                    August 26               August 27         September 11
                             September 12                 September 16             September 17         October 1
                               October 2                    October 6               October 7          October 21
                              October 22                   October 24               October 27         November 10
                              November 11                  November 13             November 14         December 1
                              December 2                   December 4               December 5         December 19
                              December 22                  December 24             December 26      January 12, 2004

       2004                   January 13                   January 15               January 16         February 2
                              February 3                   February 5               February 6         February 23
                              February 24                  February 26             February 27          March 12
                               March 15                     March 17                 March 18            April 1
                                April 2                      April 6                 April 7            April 22
                               April 23                     April 27                 April 28            May 12
                                May 13                       May 17                   May 18             June 2
                                June 3                       June 7                   June 8             June 22
                                June 23                      June 25                 June 28             July 13
                                July 14                      July 16                 July 19            August 14
                               August 3                     August 5                 August 6           August 20
                               August 23                    August 25               August 26         September 10
                             September 13                 September 15             September 16       September 30
                               October 1                    October 5               October 6          October 20
                              October 21                   October 25               October 26         November 9


PRICING PERIODS ARE AT THE DISCRETION OF PNM RESOURCES, INC. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS PRICING PERIODS AND WAIVER INVESTMENT DATES MAY VARY. FOR MORE INFORMATION, PLEASE CONTACT THE PLAN ADMINISTRATOR'S WAIVER DEPARTMENT AT 1-917-320-6300.

                                     [LOGO]

                               PNM RESOURCES, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                       PNM RESOURCES, INC. PNM DIRECT PLAN

                              --------------------
                                   PROSPECTUS
                              --------------------

                                     , 2002

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee*........................................  $ 3,597.20
Printing, engraving and postage expenses....................................................  $16,000.00
Legal fees..................................................................................  $20,000.00
Accounting fees.............................................................................  $15,000.00
Miscellaneous...............................................................................  $10,000.00
         Total Expenses.....................................................................  $64,597.20
                                                                                              ==========

----------

* Actual, others estimated.

ITEM 15. Indemnification of Directors and officers.

         Section 6 of Article II of PNM Resources, Inc.'s By-Laws contains the following provisions with respect to indemnification of directors and officers:

         Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

         Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if:
(1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under
Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

      Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. PNM Resources has entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

      Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.   Exhibits.

Exhibit No.       Description
-----------       ------------

4.1               Restated Articles of Incorporation of PNM Resources, Inc.
                  (incorporated by reference to Exhibit 3.1 of PNM Resources and PNM's Annual Report on Form 10-K for the year ended December 31, 2001).

4.2 Bylaws of PNM Resources, Inc. as amended through April 17, 2001 (incorporated by reference to Exhibit 4.2 of the Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PNM Resources, Inc., File No. 333-10993, filed on October 4, 2001).


4.3+              Form of Amended and Restated PNM Resources, Inc. PNM Direct
                  Plan.

5*                Opinion of Keleher & McLeod, P.A.


15                Letter Regarding Unaudited Information

23.1 Consent of Arthur Andersen LLP (Consent of independent public accountants omitted pursuant to Rule 437a)


23.2*             Consent of Keleher & McLeod, P.A. (included in Exhibit 5).

24* Power of attorney (See signatures page in Part II of Form S-3 filed September 30, 2002).

----------

* Previously filed

+ Amended version replaces form of plan filed on September 30, 2002

ITEM 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on November 22, 2002.



                                PNM RESOURCES, INC.

                                By: /s/ J. E. Sterba
                                  ----------------------------------------
                                    J. E. Sterba
                                    Chairman, President and
                                    Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints J.E. Sterba, M.H. Maerki and J.R. Loyack, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their capacities and on the dates indicated.







              Signature                                Capacity                                 Date
              ---------                                --------                                 ----

               /s/ J. E. Sterba             Chairman, President and Chief                 November 22, 2002
--------------------------------------       Executive Officer; Director
             J. E. Sterba                   (Principal Executive Officer)

               /s/ M. H. Maerki            Senior Vice President and Chief                November 22, 2002
--------------------------------------            Financial Officer
             M. H. Maerki                   (Principal Financial Officer)

               /s/ J. R. Loyack          Vice President, Controller and Chief             November 22, 2002
--------------------------------------            Accounting Officer
             J. R. Loyack                   (Principal Accounting Officer)

                  *                                    Director
--------------------------------------
           R. G. Armstrong

                  *                                   Director
--------------------------------------
             R. M. Chavez

                  *                                    Director
--------------------------------------
             J. A. Dobson

                  *                                    Director
--------------------------------------
             J. A. Godwin

                  *                                    Director
--------------------------------------
            M. T. Pacheco

                  *                                    Director
--------------------------------------
           T. F. Patlovich

                  *                                    Director
--------------------------------------
             R. M. Price

                  *                                    Director
--------------------------------------
             B. S. Reitz

                  *                                    Director
--------------------------------------
              P. F. Roth



          /s/ J.E. STERBA                                                                November 22, 2002
--------------------------------------
             J. E. Sterba



         * Attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit No.       Exhibit
-----------       -------

4.1               Restated Articles of Incorporation of PNM Resources, Inc.
                  (incorporated by reference to Exhibit 3.1 of PNM Resources and PNM's Annual Report on Form 10-K for the year ended December
                  31, 2001).

4.2               Bylaws of PNM Resources, Inc. as amended through April 17,
                  2001 (incorporated by reference to Exhibit 4.2 of the Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PNM Resources, Inc., File No. 333-10993, filed on October 4, 2001).

4.3+              Form of Amended and Restated PNM Resources, Inc. PNM Direct
                  Plan.

5*                Opinion of Keleher & McLeod, P.A.

15                Letter Regarding Unaudited Information

23.1 Consent of Arthur Andersen LLP (Consent of independent public accountants omitted pursuant to Rule 437a)

23.2*             Consent of Keleher & McLeod, P.A. (included in Exhibit 5).

24* Power of attorney (See signatures page in Part II of Form S-3 filed September 30, 2002).



----------

* Previously filed

+ Amended version replaces form of plan filed as September 30, 2002